UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Motorcar Parts of America, Inc. (the “Registrant”) was held on March 24, 2017 (the “Meeting”).

The Registrant’s stockholders voted on proposals to: (i) elect directors; (ii) ratify the appointment of Ernst & Young LLP as the Registrant’s independent registered public accountants for the fiscal year ending March 31, 2017; and (iii) approve on a non-binding advisory basis the compensation of our named executive officers.

All nominees for election to the Board of Directors of the Company (the “Board”) as directors were elected to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until the earlier of such director’s death, resignation or removal. The stockholders also ratified the selection of the independent registered public accountants and, on a non-binding advisory basis, approved the compensation of our named executive officers.

The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each proposal is set forth below:

Proposal 1—Election of Directors

Nominee	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes

Selwyn Joffe	16,246,760	340,567	4,247	1,187,793
Scott J. Adelson	14,993,210	1,594,118	4,247	1,187,793
Rudolph J. Borneo	15,992,949	584,368	14,257	1,187,793
Dr. David Bryan	16,227,837	349,480	14,257	1,187,793
Joseph Ferguson	16,331,199	266,119	14,257	1,187,793
Philip Gay	15,998,555	588,772	4,247	1,187,793
Duane Miller	16,082,626	504,702	4,247	1,187,793
Jeffrey Mirvis	16,082,626	504,802	3,944	1,187,793
Timothy D. Vargo	16,367,251	210,067	14,257	1,187,793
Barbara L. Whittaker	16,366,905	210,413	14,257	1,187,793

Proposal 2—Ratification of Ernst & Young LLP

Shares For	Shares Against	Shares Abstaining
17,165,766	112,194	501,407

Proposal 3—Advisory Vote on the Compensation of Our Named Executive Officers

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
13,343,613	2,585,385	662,577	1,187,793

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: March 29, 2017	s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel